Exhibit 10.8

LEASE entered into at the City of Montreal, as of the Twentyth (20th) day of December two thousand five (2005).

BETWEEN:	THE STANDARD LIFE ASSURANCE COMPANY OF CANADA, a body politic and corporate, duly incorporated having its Canadian head office at 1245 Sherbrooke Street West, in the City and District of Montreal, Province of Quebec, and having a place of business at 2045 Stanley Street, Suite 1200, in the City and District of Montreal, Province of Quebec, herein acting and represented by Dennis Wong, duly authorized for all purposes hereof,

(hereinafter called the “Landlord”),

AND:	STOCKERYALE CANADA INC. a body politic and corporate, duly incorporated according to law and having its head office at 275 Kesmark Street, in the City of Montreal, Province of Quebec, H9B 3J1, herein acting and represented by Marianne Molleur, duly authorized for the purposes hereof as she so declares;

(hereinafter called the “Tenant”),

THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

PART 1.    INTENT OF LEASE

PART 1.1 Intent of Lease

It is the intent of the parties to this lease (the “Lease”) that, subject to the terms hereof, it be totally net to the Landlord. The Landlord shall therefore not be liable for any costs or expenses of any nature whatsoever relating to the Land, Building or the Leased Premises (as those terms are hereinafter defined) or the use and occupancy thereof, or the contents thereof, or the business carried on therein, and the Tenant shall be solely responsible for any such costs, charges, expenses and outlays, as well as for the Operating Expenses and Real Estate Taxes to the same extent as if the Tenant was the owner of the Leased Premises, except as expressly otherwise provided herein. Any obligation which is not expressly declared herein to be that of the Landlord shall be deemed to be the obligation of the Tenant who must perform same at its expense.

PART 2.    LEASE AND POSSESSION OF THE LEASED PREMISES

PART 2.1 Lease of Leased Premises

The Landlord hereby leases to the Tenant, present and accepting, the immoveable known and designated as:

“Lot number ONE MILLION SEVEN HUNDRED SIXTY THREE THOUSAND SIXTY-EIGHT (1 763068) of the Cadastre of Quebec, registration division of Montreal (the “Land”), with the building erected thereon bearing civic number 275 Kesmark Street, in the City of Montreal, Province of Quebec, (the “Building”) (the Land and the Building are hereinafter collectively referred to as the “Leased Premises”).”

The parties hereto accept and agree that the rentable area of the Building for the purposes hereof is approximately fifty-nine thousand and four hundred and thirty-three square feet

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(59,433 sq.ft.) which will be measured in accordance with the rules of measurement known as ANSI / BOMA Z.65.1-1996 at the cost of the Landlord, which measurements shall be final and shall bind all parties herein, retroactively as of the Commencement Date of the Lease.

PART 2.2 Possession

The Tenant being already in possession of the Leased Premises, acknowledges having inspected them and declares same satisfactory. Furthermore, the Tenant acknowledges that the Landlord has made no promises, declarations nor any undertakings regarding any modifications, changes or additions to the Leased Premises or the installation of any kind of equipment, and that it accepts the Leased Premises on an “as is” basis.

PART 3.    TERM OF LEASE

PART 3.1 Commencement Date

The present Lease shall commence on the first (1st) day of December 2005 (the “Commencement Date”) and shall terminate the thirtieth (30th) day of November 2015, unless terminated earlier in the manner hereinafter set forth (the “Term”).

PART 4.    MINIMUM RENT

PART 4.1 Rental

During the Term of the Lease, the Tenant shall pay to Landlord the following minimum rent without any reduction, deduction or compensation of any nature whatsoever (the “Minimum Rent”):

PART 4.1.1

During the period commencing on December 1, 2005 and terminating on November 30, 2006, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars per square foot ($7.00 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-four thousand six hundred sixty-nine dollars and twenty-five cents ($34,669.25) each, on the first day of each month of said period;

PART 4.1.2

During the period commencing on December 1, 2006 and terminating on November 30, 2007, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and ten cents per square foot ($7.10 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-five thousand one hundred sixty four dollars and fifty-three cents ($35,164.53) each, on the first day of each month of said period;

PART 4.1.3

During the period commencing on December 1, 2007 and terminating on November 30, 2008, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and twenty cents per square foot ($7.20 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-five thousand six hundred fifty-nine dollars and eighty cents ($35,659.80) each, on the first day of each month of said period;

PART 4.1.4

During the period commencing on December 1, 2008 and terminating on November 30, 2009, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and thirty cents per square foot ($7.30 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-six thousand one

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hundred fifty-five dollars and eight cents ($36,155.08) each, on the first day of each month of said period;

PART 4.1.5

During the period commencing on December 1, 2009 and terminating on November 30, 2010, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and forty cents per square foot ($7.40 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-six thousand six hundred fifty dollars and thirty-five cents ($36,650.35) each, on the first day of each month of said period;

PART 4.1.6

During the period commencing on December 1, 2010 and terminating on November 30, 2011, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and fifty cents per square foot ($7.50 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-seven thousand one hundred forty-five dollars and sixty-three cents ($37,145.63) each, on the first day of each month of said period;

PART 4.1.7

During the period commencing on December 1, 2011 and terminating on November 30, . 2012, an annual Minimum Rent calculated, on a net rate for the rentable area of the Building of seven dollars and sixty cents per square foot ($7.60 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-seven thousand six hundred forty dollars and ninety cents ($37,640.90) each, on the first day of each month of said period;

PART 4.1.8

During the period commencing on December 1, 2012 and terminating on November 30, 2013, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and seventy cents per square foot ($7.70 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-eight thousand one hundred thirty-six dollars and eighteen cents ($38,136.18) each, on the first day of each month of said period;

PART 4.1.9

During the period commencing on December 1, 2013 and terminating on November 30, 2014, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and eighty cents per square foot ($7.80 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-eight thousand six hundred thirty-one dollars and forty-five cents ($38,631.45) each, on the first day of each month of said period;

PART 4.1.10

During the period commencing on December 1, 2014 and terminating on November 30, 2015, an annual Minimum Rent calculated on a net rate for the rentable area of the Building of seven dollars and ninety cents per square foot ($7.90 per sq.ft.) per year, payable in advance in monthly instalments of approximately thirty-nine thousand one hundred twenty-six dollars and seventy-three cents ($39,126.73) each, on the first day of each month of said period.

PART 4.2 Management Fee

In addition to the Minimum Rent, the Tenant will pay to the Landlord a management fee equal to two percent (2%) of the Minimum Rent, for each year of the Term, payable in advance in monthly instalments in the same manner as the Tenant pays its the Minimum Rent.

PART	4.3 Place of payment

The Minimum Rent and the Management Fee shall be paid by the Tenant to the Landlord at the address indicated in Part 21 of this Lease or at any other location in Quebec indicated by written notice of the Landlord to the Tenant, or to any agent or representative of the Landlord in the Province of Quebec, as may be designated from time to time by written notice of the Landlord to the Tenant.

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PART	4.4 Late Payment

Unless otherwise stipulated herein, should the Tenant default in the payment, when due, of any amount whatsoever due under this Lease to the Landlord such as Minimum Rent and Management Fee, the overdue amount shall bear interest at the prime rate of the bank of the Landlord plus two and a half percent (2.5%) per annum, calculated from the due date thereof until full payment is made, without prejudice to the other rights of the Landlord to this Lease.

PART 5.     OPERATING EXPENSES

PART 5.1 Operating Expenses

During the Term of this Lease or its renewal, the Tenant alone shall assume all of the Operating Expenses with respect to the Leased Premises.

PART 5.2 Definition

“Operating Expenses” means all costs, disbursements and expenses of whatever nature whatsoever, relating to the operation, maintenance, repair, replacement, operating, surveillance, supervision and management of the Leased Premises, and without limiting the generality of the foregoing, includes the following:

PART 5.2.1

the costs of all goods and services furnished, employed or used in the operation, maintenance, repair, surveillance and supervision of the Leased Premises;

PART 5.2.2

the costs related to the maintenance of a public order and security service, if applicable;

PART 5.2.3

the costs related to the regular fumigation of pesticides and other such substances, in accordance with the maintenance of good sanitary conditions;

PART 5.2.4

the costs related to the lay-out, maintenance, repair and decoration of the Building including the cleaning of the Leased Premises, snow removal, garbage disposal, the installation, rental and maintenance of garbage compactor containers as well as landscaping;

PART 5.2.5

the cost of all repairs, replacements and maintenance of the Leased Premises including major repairs and those of a structural nature, as well as the repairs, maintenance and replacement of the Leased Premises’ equipments, apparatus, machineries, roof and roof’s components or other property of the Leased Premises. Repairs and replacements of a capital nature will be amortized as agreed between the parties in accordance with Part 7.4 hereof and the unamortized portion to be paid back to the Tenant at the end of the Term, if applicable;

PART 5.2.6

the cost of any modification and improvement to the Leased Premises including the machinery and equipment situated therein as well as the cost of all modifications, additions of equipment and specialized services whenever such equipment, modifications, materials or improvements are required by law;

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PART 5.2.7

the cost of energy to ensure:

•	the lighting and the operation of the equipment and systems of the Leased Premises;

•	the heating, ventilation and air conditioning of the Leased Premises;

•	the supply of hot domestic water;

•	condensation water for chilling units for the heating, ventilation, air conditioning and refrigeration machinery and equipment, if need be;

PART 5.2.8

the actual cost of all insurance policy premiums with respect to the Leased Premises to which the Landlord or the Tenant may subscribe in accordance with the provisions of Part 9 hereof or as may be required by the Landlord’s creditors;

PART 5.2.9

any goods and services tax (GST and QST) and any other similar tax which may take effect before or during the Term of the Lease or, as the case may be, during any renewal thereof, imposed by virtue of any federal, provincial, municipal, school or other legislation or regulation and paid by the Landlord or the Tenant with respect to any of the items comprising the Operating Expenses; and

PART 5.2.10

that portion of any new tax or levy imposed or levied on the Building and/or owner thereof and/or the revenues therefrom in substitution for or in addition to all taxes presently levied or imposed upon immoveables; and the Tax on Capital excluding all taxes on income and profit.

For the purposes hereof “Tax on Capital” means any amount, taxes on capital, taxes on large corporations or any other tax or excise of similar nature imposed on the Landlord by the Province of Quebec or by the Government of Canada which shall be calculated by multiplying the aggregate book value to the Landlord of the Building and the Land (and all equipment used in connection therewith) by the applicable Tax on Capital rate imposed from time to time by the taxing authorities having jurisdiction. Aggregate book value shall be calculated before depreciation and amortization determined as at the end of each fiscal year. If the rate or basis of calculation of Tax on Capital, as currently defined by the governments changes, then the Landlord may adjust the rate or basis of such amount to reasonably reflect such change. The Tax on Capital shall be established as if the Building were the only building owned by the Landlord in the Province of Quebec, notwithstanding its acquisition of any other buildings, a financing or any corporate reorganisation of the Landlord. If, following changes in the legislation, the criteria used for imposing the Tax on Capital are modified, the Landlord, acting reasonably, shall be entitled to make the necessary adjustments to the Tax on Capital.

For the purposes hereof, as long as the Landlord is THE STANDARD LIFE ASSURANCE COMPANY OF CANADA, “Tax on Capital” shall only include the tax on large corporation imposed by the Government of Canada in virtue of Part 1.3 of the Income Tax Act or any other tax or excise replacing same which tax, at the time of signing this Lease, is being phased out as follows: (i) 0.175% of carrying value of the Leased Premises for 2005; (ii) 0.125% for 2006; (iii) 0.0625% for 2007; and (iv) zero percent for 2008.

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PART 5.3 Exclusions

The following items shall be, however, the responsibility of the Landlord to the complete exoneration of the Tenant:

PART 5.3.1

the Landlord’s income tax and personal taxes, the principal of payments of hypothecs charging the Leased Premises, financing charges, interest, fees and penalties attributable to the Landlord’s tardiness; and

PART 5.3.2

damages, interest, fees, fines and penalties imposed on the Landlord and resulting from its fault, gross negligence or from the non-performance by the Landlord of any obligation which it undertook under the terms of any agreement concluded in respect of the Leased Premises.

PART 5.4 Payment of the Operating Expenses

The Tenant shall pay directly to any suppliers the Operating Expenses for which it is responsible under the terms hereof. The Tenant shall, within ten (10) days of a written request by the Landlord to this effect, provide the Landlord with proof of payment. In the event that the Landlord directly pays certain Operating Expenses that are overdue after having sent a ten (10) day written notice requesting the payment from the Tenant, the Tenant shall reimburse the Landlord for the amount so paid, in lieu of the Tenant, plus an amount equal to fifteen percent (15%) of such cost representing the Landlord’s administration fees, within ten (10) days of a request to this effect accompanied by supporting documentation.

PART 6.    TAXES

PART 6.1 Real Estate Taxes

The Tenant shall pay, when due, throughout the Term of the Lease, all property taxes including municipal taxes, school taxes, taxes on non-residential immoveables, levies for local improvements, snow removal taxes, extraordinary and special assessments and any other levies, contributions, assessments and charges, whether of the same kind as the preceding or not, which may be levied, charged, imposed or assessed by any governmental authority on the Leased Premises (hereinafter called the “Real Estate Taxes”) directly to the competent authorities, subject to the express condition that such payment shall be made without subrogation and that the Tenant shall provide the Landlord, within ten (10) days of its due date, with the receipts evidencing such payment. If the Real Estate Taxes remain unpaid following the expiration of the ten (10) day delay, the Landlord may pay same, upon ten (10) days notice to the Tenant and, in this case, shall have the right, upon presentation of a written request to the Tenant to this effect accompanied by supporting documentation, to be immediately reimbursed for the amount so paid and to receive an amount equal to fifteen percent (15%) of such cost representing the Landlord’s administration fees and the Tenant shall also hold the Landlord harmless from all costs, interest or expenses, of any kind whatsoever, which may be related thereto.

PART 6.2 Other Taxes

The Tenant shall pay, when due, all taxes, duties, impositions and fees other than the Real Estate Taxes and, in particular, the water tax, business tax, garbage tax and any tax presently or subsequently imposed on the business, improvements, equipment and facilities in the Leased Premises, as well as any tax, permit duty or any other imposition with respect to the business carried on therein or by reason of the use or occupation of the Leased Premises. If such taxes, duties, impositions or fees are imposed on the Landlord and paid by the latter, after having sent a ten (10) day written notice requesting payment from the Tenant, then the Landlord shall be entitled to be reimbursed immediately by the Tenant for such amounts so paid and to receive an amount equal to fifteen percent (15%) of such cost representing the Landlord’s administration fees upon written demand from the Landlord to this effect accompanied by supporting documentation, and the Tenant must also hold the Landlord harmless from all costs, interest or expenses, of any kind whatsoever, which may be related thereto.

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Furthermore, should the Tenant be capable of obtaining an exemption or other tax relief for any Real Estate Taxes, water tax, business tax, garbage tax and any tax presently or subsequently imposed on the business, improvements, equipment and facilities in the Leased Premises, the Landlord hereby authorizes and mandates the Tenant to negotiate for such exemption and/or tax relief with the City of Laval or other appropriate taxing authorities regarding same.

PART 6.3 Taxes on Goods and Services

The Tenant agrees and undertakes to pay to the Landlord the goods and services tax (GST and QST) and/or any other similar tax which may be due during the Term of the Lease or, as the case may be, during any renewal thereof, imposed by virtue of any federal, provincial, municipal, school or other legislation or regulation which the Landlord must collect or could be called upon to collect with respect to any rent paid or payable or any other amounts payable to the Landlord or for the benefit of the Landlord by virtue of this Lease or any property, services and/or supplies which the Landlord may furnish to the Tenant by virtue of this Lease or otherwise required by any governmental authority. Without limiting the generality of the foregoing, the Tenant undertakes to pay any goods and services tax (GST and QST) and/or any other similar tax at the prescribed rate(s).

PART 6.4 Tax Contestation

The Landlord shall not be required to undertake or to continue any contestation regarding the evaluation of the Leased Premises or the imposition of Real Estate Taxes by a governmental authority, whether through judicial means or otherwise. In the event that the Landlord decides to undertake such contestation, it may, with the Tenant’s consent, which consent shall not be unreasonably refused or delayed, settle, compromise, consent, renounce or otherwise decide regarding any contestation of the evaluation of the Leased Premises or any claim, present or future, with respect to any Real Estate Taxes.

All costs and expenses incurred by the Landlord in attempting to obtain a reduction of any evaluation of the Leased Premises or of any Real Estate Taxes shall be at Landlord’s cost. If, as a result of such contestation, the Landlord obtains a refund, it shall then, at its option, pay or credit such refund to the Tenant after having deducted the reasonable contestation costs.

Subject to the consent of the Landlord, which consent shall not be withheld without good reason, the Tenant may, at its expense, contest the evaluation of the Leased Premises or the imposition or the payment of the Real Estate Taxes provided Tenant forthwith pays the same under protest or furnishes to Landlord sufficient security by bond or otherwise to ensure the payment of same (together with Landlord’s reasonable expenses and costs, on a solicitor and client basis) in the event such appeal or application is unsuccessful. The Tenant shall keep the Landlord informed at all times of the progress of such contestation and the Tenant shall obtain the Landlord’s approval for the final assessment value.

PART 6.5 Change of Taxation System

If the system of real estate taxation presently in force is altered on varied or if in replacement of or in addition to the Real Estate Taxes presently imposed on the Leased Premises a new tax, assessment or imposition is levied or imposed upon the Leased Premises or if such tax is imposed on the Landlord or on income from the rental of the Leased Premises, then the term “Real Estate Taxes” shall include such new tax, assessment or imposition. Should any competent authority, at any time whatsoever, eliminate any tax, assessment or imposition forming part of the Real Estate Taxes, the Landlord shall eliminate such tax, assessment or imposition from the Real Estate Taxes.

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PART 7.    USE AND MAINTENANCE OF LEASED PREMISES

PART 7.1 Use

The Tenant shall use and occupy the Leased Premises solely as office and warehouse for a distributor including manufacturing, packaging, processing and distribution purposes and for no other purpose.

PART 7.2 ENVIRONMENTAL COVENTANTS

PART 7.2.1 “Definitions”

« Environment » includes air, land, groundwater and surface water;

« Environmental Laws » means all applicable federal, provincial and municipal laws, regulations, by-laws, standards, requirements, ordinances, codes, policies, guidelines, orders, notices, permits or directives, or parts thereof, pertaining to protection, conservation, utilization, impairment or degradation of the Environment in effect as of the date hereof and as may be brought into effect or amended at a future date;

« Governmental Authority » means any federal, provincial or municipal government, parliament legislature, or any regulatory authority, agency, ministry, department, commission or board or other representative thereof, or any political subdivision thereof, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity, having or purporting to have jurisdiction of the relevant circumstances, or any person acting or purporting to have jurisdiction of the relevant circumstances, or any person acting or purporting to act under the authority of any of the foregoing (including, without limitation, any arbitrator) or any other authority charged with the administration or enforcement of Environmental Laws;

« Hazardous Substance » means any substance or material whose discharge, Release, use, storage, handling or disposal is regulated, prohibited or controlled, either generally or specifically, by any Governmental Authority pursuant to or under any Environmental Laws, including, but not limited to, any contaminant, pollutant, deleterious substance, material which may impair, petroleum and other hydrocarbons and their derivatives and by-products, dangerous substances or goods, asbestos, gaseous, solid and liquid waste, special waste, toxic substance, hazardous or toxic chemical, hazardous waste, hazardous material or hazardous substance, either in fact or as defined in or pursuant to any Environmental Laws;

« Notice » means any citation, directive, Order, claim, litigation, investigation, inspection, report, proceeding, judgment, letter or other communication, written or oral, actual or threatened;

« Order » means any order, decision, directive, declaration, decree, injunction, writ, judgment, ruling, award, request, claim or the like from or by any Governmental Authority pursuant to or under any Environmental Laws;

« Permit » means any permit, consent, waiver, certificate, approval, authorization, registration, license, franchise, right, privilege or exemption or the like issued or granted by any Governmental Authority pursuant to or under any Environmental Laws;

« Release » includes any release, spill, leak, pumping, pouring, emission, emptying injection, escape, leaching, migration, disposal or dumping into or within the Environment.

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PART 7.2.2 “Covenants”

In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that:

(i)	Compliance with Environmental Laws:

The Tenant shall comply, and cause any other person acting under its authority or control to comply, in all material respects, with all Environmental Laws (including, but not limited to, obtaining any required Permits or similar authorizations) relating to the Leased Premises or the use of the Leased Premises by the Tenant or those acting under its authority or control;

(ii)	Inspection:

Without relieving the Tenant of any of its obligations hereunder, the Tenant shall permit the Landlord, its officers, employees, consultants, authorized representatives and agents to:

a)	visit and inspect the Leased Premises and the Tenant’s operations;

b)	conduct tests and environmental assessments or appraisals;

c)	remove samples from the Leased Premises;

d)	examine and make abstracts from and copies of any documents or records relating to the Leased Premises; and

e)	interview the Tenant’s employees;

all at such reasonable times and intervals as the Landlord may desire;

(iii)	Use of Hazardous Substances:

The Tenant shall not use the Leased Premises or permit them to be used, to generate, utilize, manufacture, refine, treat, transport, store, handle, transfer, produce or process Hazardous Substances except such Hazardous Substances as are permitted in writing by the Landlord to be brought into the Leased Premises and except in compliance with all Environmental Laws;

(iv)	Removal of Hazardous Substances:

The Tenant shall, upon expiration or termination of the Lease or any renewal thereof, promptly remove all Hazardous Substances used or Released by the Tenant or brought onto the Leased Premises by the Tenant or those acting under its authority or control. For greater certainty, the foregoing obligation of the Tenant shall include, without limitation, the responsibility during the Term to remove any Hazardous Substances which have as a result of the operations of the Tenant or any other person acting under its authority or control become affixed to, permeated within or accumulated on or within any buildings or other structures forming part of the Leased Premises. The undertaking provided for in this section shall survive the termination or expiration of the Lease or any renewal thereof.

PART 7.2.3 “Environmental Indemnification”

The Tenant shall indemnify and hold the Landlord harmless at all times from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal counsels and consultants fees and expenses) resulting from (i) any breach of or non-compliance with the foregoing environmental covenants of the Tenant, and (ii) any legal or administrative action commenced by, or claim

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made or Order or Notice from, any third party, including, without limitation, any Governmental Authority, to or against the Landlord and pursuant to or under any Environmental Laws or concerning a Release or alleged Release of Hazardous Substances at the Leased Premises, and related to or as a result of the operations of the Tenant or those acting under its authority or control at the Leased Premises. The indemnification provided for in this section shall survive the termination or expiration of the Lease or any renewal thereof.

PART 7.3 Expenses with Respect to Leased Premises

The Tenant shall assume and shall pay all expenses with respect to its use and maintenance of the Leased Premises.

PART 7.4 Condition of Leased Premises

The Tenant undertakes, at its expense, to keep and maintain in good state of repair and in good condition the Leased Premises, alterations, improvements, facilities, additions, electrical and mechanical systems, structure, and any other apparatus or services in use in the Leased Premises. The Tenant has the obligation to pay and to provide for the replacements and repairs to the structure (including the roof) or to the electrical and mechanical systems of the Leased Premises in accordance with Part 5.2.5 and the following paragraph of this Lease. The Tenant undertakes to make use of the Leased Premises as a prudent administrator and to effect, without delay and at its expense, all repairs necessary to keep and maintain the Leased Premises in a good state of repair and in good condition, and, at the expiration of the Lease, to surrender the Leased Premises to the Landlord in the same condition, except for reasonable wear and tear.

Each year the Landlord and the Tenant will consult with each other on due and timely basis and prepare a schedule of repairs, replacements and preventive maintenance (together with an estimate of the cost thereof) which should be effected in the following year in accordance with prudent industry practice for properties comparable to the Leased Premises, taking into consideration the age of the Building, and for those repairs and replacements that are of a capital nature both parties will agreed upon the amortization period. Without limiting the generality of any other provisions herein contained, the Tenant undertakes and agrees to diligently carry out and pay for such repairs, replacements and maintenance.

PART 7.5 Garbage

The Tenant undertakes to maintain the Leased Premises in sanitary condition, reasonably free of refuse or garbage that might increase the risks of fire, cause unpleasant or nauseous odors or obstruct passageways.

PART 7.6 Default by Tenant

Should the Tenant fail to keep and maintain the Leased Premises in a good state of repair and in good condition, or to maintain the Leased Premises in sanitary condition, free of refuse as described above, and should the Tenant not conform, within thirty (30) days in the given circumstances, to a written notice to that effect given to the Tenant by the Landlord, the Landlord, and the Landlord’s officers, employees, agents, contractors, workers and other representatives, shall be entitled, without any other prior notice, to enter the Leased Premises and to carry out, in the place of the Tenant and at the Tenant’s expense, any repairs or other necessary action. The amount of such expenses plus a fifteen percent (15%) administration fee thereon shall be due and payable immediately by the Tenant upon presentation of an invoice, without prejudice to the Landlord’s other rights and recourses hereunder.

The Tenant hereby waives any claim against the Landlord, the Landlord’s officers, employees, agents, contractors, workers and other representatives, and renounces to any compensation, indemnification, reduction of the rent or damages resulting directly or indirectly from any act of the Landlord or the Landlord’s representatives performed under this Part save and except for fault or gross negligence on the part of the Landlord or the Landlord’s representatives.

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PART 7.7 Nuisance

The Tenant shall not commit any act of a nature to be injurious to the rights of the Landlord and of the Landlord’s other tenants if any. The Tenant shall cease such acts or activities upon receipt of written notice from the Landlord to this effect.

PART 7.8 Occupation of Leased Premises

From and after the Commencement Date, the Tenant shall physically occupy the Leased Premises and shall not leave same vacant except if the Tenant maintains its insurance in conformity with the provisions of the Lease and notifies its intent to vacate the Leased Premises to its insurer and to the Landlord as hereinafter mentioned. During the Term of the Lease, the Tenant will actively and diligently conduct its business in the Leased Premises in an up-to-date, high class and reputable manner, consistent with past practice.

Notwithstanding the preceding, it is understood and agreed that during the Term, the Tenant shall not be obliged to physically occupy the Leased Premises, in whole or in part, provided that it respects all the terms and conditions of the Lease. The Tenant shall notify the Landlord, in writing, of its intention to vacate the Leased Premises within a period of no more than two (2) months and not less than fifteen (15) days of the date it intends to vacate same.

PART 8.    ALTERATIONS, REPAIRS, IMPROVEMENTS INSTALLATIONS AND ADDITIONS

PART 8.1 Consent of Landlord

The Tenant shall not, without the prior written consent of the Landlord carry out any change, repair, replacement, alteration, improvement, installation or addition to the Leased Premises, excluding any cosmetic works as hereinafter defined (the “Work”), either prior to or throughout the Term of the Lease. Any such Work shall be made in compliance with the following conditions:

PART 8.1.1

any Work affecting the Building’s structure or mechanical, electrical, plumbing and heating-ventilating and air conditioning systems shall be done by contractors approved by the Landlord which approval shall not be unreasonably withheld and contractors shall be coordinated by the Tenant at the expense of the Tenant;

PART 8.1.2

all plans and specifications related to any Work must be approved by the Landlord, and, if required by law, the Quebec Department of Labour as well as any other authority having jurisdiction in this matter (the “Approved Work Plans”);

PART 8.1.3

all Work shall be completed in a good and workmanlike manner, using licensed and qualified contractors; shall comply with the Approved Work Plans; and shall be free of all Hazardous Substances; and

PART 8.1.4

all necessary steps and procedures will be taken by the Tenant in order to obtain from the appropriate authorities, all permits and site plan approvals and all other necessary approvals and consents required to perform the Work in conformity with the Approved Work Plans.

For the purposes hereof “cosmetic works” means minor works such as painting, replacing floor coverings, etc.

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PART 8.2 Connections

Any connection to the electrical, plumbing or air-conditioning systems shall be considered as Work within the meaning of this Part 8.

PART 8.3 Insurance and Waiver of Hypothec

The Tenant shall demand of any contractor or subcontractor for work of more than fifteen thousand dollars ($15,000.00), increasing by two thousand dollars ($2,000.00) per lease year, not to commence any Work whatsoever in the Leased Premises before submitting to the Landlord a waiver and an undertaking to release any hypothecs which may exist or arise as a result of any Work performed or materials supplied. Should such waiver or undertaking to release hypothecs not be furnished as required, the Landlord shall be entitled to order the immediate cessation of any Work in progress or to be performed by such contractor or subcontractor in the Leased Premises save and except if the contractor or subcontractor remits to the Landlord a labour and material payment bond issued by an insurance company acceptable to the Landlord acting reasonably.

Should, however, a notice of legal hypothec be registered against the Leased Premises, the Tenant shall without delay obtain the discharge thereof or undertake the necessary steps or procedures to do same. Should said legal hypothec not be discharged within thirty (30) days of its registration, the Tenant shall immediately deposit with the Landlord an amount sufficient to cover the payment of such legal hypothec, capital, costs and interest, including costs and expenses incurred by the Landlord in respect of the legal hypothec. Should the Tenant fail to deposit the required amount within five (5) business days following notice, the Landlord may pay to the hypothecary creditor the amount claimed and obtain the discharge of the legal hypothec, notwithstanding any contestation or proceedings undertaken by the Tenant with regard thereto. The Tenant shall then repay to the Landlord such payment, capital, costs and interest, upon demand, with interest at the prime lending rate of the banker of the Landlord plus five percent (5%) per annum, calculated from the date of payment by the Landlord. Any deposit made by the Tenant to the Landlord as described hereinabove shall be held by the Landlord in trust until proof of the total discharge of such legal hypothec has been delivered to the Landlord, with all interest to be for Tenant’s account.

The Landlord shall also be entitled to require that any contractor or subcontractor performing any Work in the Leased Premises take out an insurance policy covering all public liability and property damage, of at least two million dollars ($2,000,000.00) in respect of its activities in the Building.

PART 8.4 Changes Belonging to Landlord

During the entire Term of the Lease, the Tenant may not remove any Work made in or to the Leased Premises without the prior written consent of the Landlord. All such Work shall form part of the Leased Premises, become the property of the Landlord, and be returned by the Tenant along with the Leased Premises at the expiration of the Lease, with no compensation or indemnification whatsoever owed by the Landlord to the Tenant. However, the Tenant shall, at the expiration of the Lease, remove the Work the Landlord had requested it to remove at the time of giving its approval as provided in Part 8.1.

The Tenant shall have the right, at the expiry of this Lease, to remove from the Leased Premises all its equipments, trade fixtures and other movable effects provided it repairs any damages caused by such removal. The parties specifically agree that the Tenant shall be permitted to remove its clean room, measuring approximately                     square feet.

Any property left in the Leased Premises which belongs to the Tenant or to any other person which are left in the Leased Premises at the end of the Term shall be deemed to have been abandoned in favour of the Landlord and the Landlord shall, at its discretion, dispose of such property without owing any compensation or indemnity whatsoever.

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PART 9.    INSURANCE

PART 9.1 Tenant’s Insurance

Throughout the Term of the Lease and any period of renewal thereof, the Tenant shall take out and keep in force the following insurance policies with insurance companies authorized to carry on business in the Province of Quebec:

PART 9.1.1

Insurance against destruction or damage by fire and such other perils as the Landlord shall deem advisable and as would be taken by a prudent owner or as may be required by the Landlord’s mortgagees from time to time including but not limited to standard extended perils or all risk coverage to the extent of the full replacement value thereof;

PART 9.1.2

Boiler and pressure vessel insurance in the form of a comprehensive boiler policy to the extent of the full replacement of the Leased Premises;

PART 9.1.3

All risk coverage in an amount sufficient and to cover the cost of replacement of all contents, alterations, decorations, fixtures, additions and improvements made, installed or brought by the Tenant onto the Leased Premises;

PART 9.1.4

Rental income insurance for an amount equal to the rent, as defined pursuant to Part 4 of this Lease, due and payable for a twelve (12) month period;

PART 9.1.5

Comprehensive insurance against bodily injury and property damage, general liability coverage arising out of the use, maintenance or repair of the Leased Premises and/or the business of the Tenant or any sub-tenant, licensees or occupiers of the Leased Premises; such insurance shall be for a limit of no less than $5,000,000 inclusive for any one occurrence;

PART 9.1.6

Coverage for the replacement of all plate glass, broken, cracked or damaged in, on or about the Leased Premises. Tenant may self-insure for this risk provided it so notifies the Landlord in writing;

PART 9.1.7

Tenant’s legal liability insurances for the actual cash value of the Leased Premises indicating loss of use thereof;

PART	9.1.8

Business interruption insurance; and

PART 9.1.9

Such other insurance as the Landlord or the Landlord mortgagee considers reasonably advisable.

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PART 9.2 Conditions of Insurance Policies

Such insurance policy or policies shall be in forms and in amount satisfactory to the Landlord, and shall be placed in the names of the Tenant, the Landlord and every mortgagee of the Leased Premises of which Tenant has been notified and be with an insurance company or companies reasonably satisfactory to the Landlord and every such mortgagee. The Tenant shall promptly furnish to the Landlord and every such mortgagee certificates of such policies and their renewals. The Tenant shall instruct its insurers to endorse all such policies to provide that in the event of any change in them which would effect the Landlord, or and such mortgagee or in the event of their cancellation, the insurer will give notice to the Landlord and every such mortgagee of which Tenant has been notified to that effect, pursuant to Part 20 of this Lease, thirty (30) days prior to the effective date of such cancellation.

Notwithstanding anything contained in the Lease, all insurance policies taken out by the Landlord or the Tenant pursuant to the Lease shall contain a waiver of any subrogation rights which the insured’s insurer may have against the Tenant of the Landlord and against those for whom either party is responsible in law, whether such damage is caused by the act, omission or negligence of the other party or those for whom it is in law responsible and all public liability and legal liability policies of the insured will include the other party and those for whom it is responsible in law as additional insured with a cross liability and severability of interest clause.

PART 9.3 Reconstruction of Leased Premises

Subject to Part 11.4 and to any cancellation of the Lease as provided for in this Lease, the insurance indemnities payable in the event of a casualty to the Building shall be used to rebuild and repair the damages, as provided herein. The Landlord undertakes to use its best efforts so that every hypothec given by the Landlord contain a provision to this effect.

PART 10.    ACCESS BY LANDLORD TO LEASED PREMISES

PART 10.1 Inspection and Repairs

Provided that it is effected with minimal interference to the Tenant’s business operations, taking into consideration the reasons for which the Landlord wishes to enter the Leased Premises, and further provided that reasonable notice is given by the Landlord to the Tenant, except in case of emergency, the Landlord shall have access to the Leased Premises at any time, without liability toward the Tenant, except for damages caused to the Leased Premises by the fault or the gross negligence of the Landlord or its representatives to examine and verify the Leased Premises or for the purpose of curing a Tenant’s default under this Lease, the whole subject to the provisions of this Lease.

In the event of an emergency, if the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any such reason an entry therein shall be necessary, or if it cannot be reached at the number(s) given to the Landlord, the Landlord or the Landlord’s agent may forcibly enter the same, without rendering the Landlord or such agents liable therefore, except in case of fault or gross negligence, and without any manner effecting the covenants, obligations and agreements under this Lease.

PART 10.2 Visiting the Leased Premises

During the Term of this Lease and any renewal terms, the Tenant shall permit the Landlord or any other person designated by the Landlord to visit the Leased Premises during normal business hours. The Tenant shall also permit the Landlord, at any time during normal business hours, to show the Leased Premises to any broker, purchaser or assessor of the Leased Premises. In both instances, the Landlord shall provide the Tenant with reasonable notice.

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PART 11.    DAMAGE AND DESTRUCTION

PART 11.1 Destruction of Leased Premises

Should the Building be destroyed or damaged by fire or other casualty insured against by the Landlord, then:

PART 11.1.1

if the Landlord is of the reasonable opinion, supported by appropriate expertises (1) that the damage or destruction is such that the Building has been rendered wholly unfit for occupancy and / or for Tenant’s operation, and if the Landlord is of the opinion (which the Landlord shall signify to the Tenant in writing within thirty (30) days following the damage or destruction) that the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days following the casualty, either party may, within five (5) business days following the receipt of such an opinion, terminate the Lease by written notice to that effect, in which case the Lease shall terminate on the day of the damage or destruction, and the Minimum Rent and all other amounts payable by the Tenant under the Lease shall be calculated and paid in full up to the date of the damage or destruction. In the event that neither the Landlord nor the Tenant terminates this Lease, the Minimum Rent shall abate from the date of the damage until the date on which the Building has been repaired to the extent of enabling Tenant to use and occupy same;

PART 11.1.2

if the damage be such as to render the Building wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it, but if, in either case, the Landlord is of the opinion (which the Landlord shall signify to the Tenant in writing within thirty (30) days following the damage) that the damage can be repaired with reasonable diligence within one hundred and eighty (180) days following the casualty, the Minimum Rent shall abate from the date of the damage until the date on which the Building has been repaired to the extent of enabling Tenant to use and occupy same;

PART 11.1.3

if the Landlord is of the reasonable opinion, supported by appropriate expertises that the damage can be repaired as described above within one hundred and eighty (180) days following, the casualty and that the nature of the damage is such as to render the Building only partially fit for occupancy for the purpose for which it was leased, the Minimum Rent shall abate in the proportion that the Tenant’s operation is affected until the damage has been repaired.

PART 11.2 Proceeds of Insurance

In the event of a termination of this Lease as described above, all proceeds of insurance policies, except for those amounts pertaining to the Tenant’s property shall be and remain the sole property of the Landlord.

PART 11.3 No Obligation to Rebuild

No provision of this Lease shall oblige the Landlord to repair or rebuild the Tenant’s alterations, improvements or other property. Landlord will diligently repair and reconstruct the Leased Premises within the delay estimated by Landlord’s architect. Notwithstanding anything contained in this Lease to the contrary, and without limiting the Landlord’s right or remedies hereunder, if the Term of the Lease which remains is less than twenty-four (24) months (unless both parties come to an early agreement in writing pertaining to the exercise of the Option to Renew pursuant to section 2. of Schedule A of the Lease), then the Landlord shall be entitled, without obligation or liability to the Tenant, to terminate this Lease on one hundred and eighty (180) days written notice to the Tenant and all

[1]	The Landlord will appoint a certified architect to which the Tenant shall agree, to obtain such expertise.

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rents shall be adjusted consequently up to the first day following the date of such damage or destruction.

PART 11.4 Destruction Caused by Tenant

If any damage or destruction is caused to the Building, in whole or in part, by fire or other casualty due to the fault or negligence of the Tenant or the Tenant’s officers, agents, employees, servants or authorized persons, in such case, without prejudice to the Landlord’s other rights and recourses or to any subrogation rights of the Landlord’s Insurer:

PART 11.4.1

the Tenant shall be liable for all costs and damages to the extent not covered by insurance;

PART 11.4.2

the Tenant shall forfeit its right to terminate the Lease as provided for under Part 11.1.1; and

PART 11.4.3

the Tenant shall not be entiltled to any abatement or postponement of the Minimum Rent in virtue of this Part.

PART 12.    EXPROPRIATION

PART 12.1 Termination of Lease

In the event the whole or any part of the Leased Premises shall be expropriated or taken possession of by any competent authority, so that it is no longer feasible for the Landlord or Tenant to continue to operate the Leased Premises, the Landlord or Tenant may terminate the Lease from the date of said expropriation or taking of possession, by notifying the other party in writing to this effect, and the Landlord or Tenant, as the case may be shall have no liability toward the other party for any reason whatsoever.

PART 12.2 No Obligation to Contest

The Landlord and the Tenant hereby reserve all their rights to claim future damages against the expropriating authority. The Tenant acknowledges that the Landlord shall have no obligation to contest any expropriation proceedings. Both parties shall cooperate to get the maximum indemnity possible.

PART 13.     INDEMNIFICATION

PART 13.1 Non-Liability of Landlord

The Landlord shall not be liable for any material or bodily damage occurring in the Leased Premises or in the Building at any time and for any reason whatsoever, except when such damage or injury results directly from the fault or gross negligence of the Landlord or those for whom it is in law liable. The Landlord shall not be liable for any material or bodily damage in the Leased Premises or in the Building at any time, and the Tenant shall have no right to any abatement or reduction in the rent, nor any recourse against the Landlord in the case of partial or total interruption of services or in case of damage caused by the slowdown or stoppage of the heating, air conditioning, electricity for lighting or the operation of machines, water, plumbing, sewers, elevators or any other service, nor in the case of damages or inconvenience attributable to the leakage or presence of water, snow or ice on the roof, skylight, traps, windows or otherwise, or to a defect or breakage of pipes, reservoirs, movables or other apparatus or devices causing the escape, infiltration or leakage of steam, water, snow, smoke or gas, nor in the case of damages or inconvenience attributable to the condition or layout of electrical wires or other wires, or caused by any act, omission or negligence of owners or

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occupants of adjacent or contiguous properties, nor attributable to the performance of major repairs, changes, improvements or transformations to the structure of the Building, or to any other thing or service inside, outside or contiguous to the Leased Premises, the whole except where due to the Landlord’s fault or gross negligence, or that of persons for whom it is in law liable. Moreover, the Tenant undertakes to hold the Landlord harmless against any claim brought by anyone arising out of any such damages.

PART 13.2 No Reduction

The Tenant acknowledges that it shall not be entitled to any abatement or reduction of any of the various amounts payable hereunder, nor to terminate the Lease nor to any indemnification out of any amount whatsoever payable hereunder, save as specifically set out in Part 11 and Part 12 hereof.

PART 13.3 Notice of Defect

The Tenant shall notify the Landlord without delay of any accident, defect or fault in the pipes for water or gas, heating or air-conditioning equipment, lighting or electrical conduits, electrical wiring or other services in the Building.

PART 14.     SIGNS AND ADVERTISING

PART 14.1 Consent of Landlord

The Tenant shall not install, exhibit, place or distribute any notice, advertisement, print, sign or other writing outside the Building and on the Land, or in the Building in such a manner as to be visible from outside the Building, without first obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld, failing which the Landlord shall be entitled to demand that the Tenant removes such notice, advertisement, print, sign or writing, and the Tenant shall comply with such notification within at least twenty-four (24) hours following receipt of the notice. Should the Tenant not comply with the Landlord’s written request, the Landlord shall be entitled to remove, at the Tenant’s expenses, any such notice, advertisement, print, sign or writing, without recourse by the Tenant against the Landlord. Subject to its compliance with current municipal by-laws, the Landlord accepts existing signage at the signing of this Lease.

PART 15.    COMPLIANCE WITH LAWS AND INDEMNIFICATION

PART 15.1 Compliance with Laws

The Tenant shall, at its own expense and without delay, comply with the requirements of all laws, regulations, ordinances, orders and by-laws in effect for the City of Montreal, the provincial and federal governments and each of their respective departments, commissions and agencies, as the case may be, and any other governmental authority having jurisdiction over the Leased Premises, the occupancy of said Leased Premises by the Tenant, or the conduct of the Tenant’s business in the Leased Premises or any demand from same. Furthermore, the Tenant waives any claim for reduction of the amounts payable hereunder or for any damage the Tenant may suffer by reason of the application to the Tenant of such legislative or regulatory provisions.

Without limiting the generality of the foregoing, the Tenant shall carry out all alterations or changes to the Leased Premises or to the Tenant’s conduct of business in or utilization of the Leased Premises which may be required by the above-mentioned authorities, and prior to effecting such alterations or changes shall submit to the Landlord plans and specifications for the Landlord’s written approval.

Should the Tenant fail to effect within the required time the alterations or changes required by the authorities having jurisdiction, the Landlord, following written notice to the Tenant requiring the Tenant to carry out the required work within a reasonable period of time, may effect said

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work of alteration or change required by the authorities having jurisdiction and shall immediately be entitled to claim repayment from the Tenant, plus an amount equal to fifteen percent (15%) of the costs of such alteration or change representing the Landlord’s administration fees.

PART 15.2 Indemnification of Landlord

The Tenant agrees to indemnify the Landlord and to hold it harmless against any fine, penalty, indictment or damage whatsoever resulting from any violation by the Tenant or the Tenant’s employees, agents or mandataries of the laws, ordinances or regulations in force. The Tenant also agrees to indemnify the Landlord and hold it harmless against any damage and/or any expense resulting from any failure by the Tenant to comply with any of the terms and conditions of the Lease and shall repay the Landlord all the reasonable expenses, including reasonable legal fees, which the Landlord shall have incurred in order to enforce its rights and recourses.

PART 16.    SUBLET AND ASSIGNMENT

PART 16.1 Consent of Landlord

The Tenant shall not at any time have the right to sell, give, assign or otherwise dispose of the Lease nor to sublet the Leased Premises or any part thereof, directly or indirectly, nor to allow the Leased Premises or any part thereof to be used by another, without prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned nor delayed. Landlord’s consent shall not be required for a sublease, assignment, disposition if the transferee is a parent, subsidiary or affiliate of Tenant (as such terms are defined in the Canada Business Corporations Act) or if the Tenant is sold to an entity of an equal or greater financial strength as determined by the enterprise value (value enterprice = share price X number of outstanding shares).

PART 16.2 Presumed Sublet and Assignment

Subject to the provisions of Part 16.1 above, any of the following shall be deemed to be a sublet or assignment of this Lease:

PART 16.2.1

any transfer, sale or issuance involving, in the aggregate, fifty percent (50%) or more of the voting shares of the Tenant’s share capital, where the Tenant is a company whose shares are not listed on any recognized stock exchange;

PART 16.2.2

any transfer, sale or assignment involving, in the aggregate, fifty percent (50%) or more of the interest in the partnership, where the Tenant is a partnership;

PART 16.2.3

the exercising of a right of occupancy, management or control with respect to the whole or to any part of the Leased Premises, or with respect to the business conducted therein, by any person other than the Tenant, whether or not said person is directly under the control or supervision of the Tenant; and

PART 16.2.4

the acquisition or exercise of effective control of the Tenant’s business by any other person not having such effective control on the date of signature of the Lease.

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PART 16.3 Offer to Landlord

Before assigning this Lease or before subletting the whole or any part of the Leased Premises, the Tenant shall fulfill and observe the following conditions:

PART 16.3.1

the Tenant shall offer to sublet or to assign, as the case may be, the Leased Premises or applicable portion thereof to the Landlord, on the same terms and conditions as those of this Lease;

PART 16.3.2

the Tenant must inform the Landlord of the precise conditions of the proposed sublet or assignment and of the name and address of the subtenant or assignee proposed and provide a copy of the offer to assign or sublet; and

PART 16.3.3

the Tenant shall inform the Landlord of the nature of the business and credit references of the proposed subtenant or assignee as well as all information relating to the proposed sublet or assignment, which the Landlord deems necessary.

The Landlord shall then have a period of twenty (20) days following receipt of a notice from the tenant complying with the conditions stated above, to accept or refuse the offer of assignment or sublet by the Tenant or to cancel this Lease as of the effective commencement date of such sublet or assignment. Following receipt of a second notice from Tenant, the Landlord will have an additional period of ten (10) days to accept or refuse the assignment or sublet failing which the Landlord will have deemed to have accepted the Tenant’s request pursuant to this section.

PART 16.4 Time Limit for Sublet and Assignment

Should the Tenant not sublet or assign the Leased Premises or any part of the Leased Premises within ninety (90) days after obtaining the authorization of the Landlord, such authorization shall from that time be considered null and of no further legal effect, and in such case the Tenant may not sublet or assign the Leased Premises without once again complying with all provisions of this Part.

PART 16.5 New Lease

The Landlord, rather than give its authorization for a sublet or an assignment of the Lease within the period of twenty (20) days described in Article 16, shall be entitled to require the proposed subtenant or assignee to sign a new lease according to and on the same terms and conditions as contained in the offer to sublet or assign, and in such case, the Tenant agrees and undertakes to guarantee to the Landlord the performance of all obligations of such subtenant or assignee under the new lease for the remaining Term of this Lease only.

PART 16.6 Joint and Solidary Liability

Notwithstanding any sublease or assignment, the Tenant shall remain solidarily liable with the assignee or subtenant for the performance of all the obligations set out in this Lease and every assignee or subtenant shall assume the execution of said obligations of the Tenant towards the Landlord. The Tenant and each assignee or subtenant shall, by the sole fact of the assignment or sublet, be solidarily responsible towards the Landlord for the performance of all the obligations evidenced by this Lease.

PART 16.7 Approval of Advertising

The Tenant may not, in any manner whatsoever, advertise his intention to, nor otherwise assign the Lease or sublet the Leased Premises, and may not authorize a real estate broker or other person to do so, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. In particular, the rental rate applicable to the Leased Premises may not in any way appear in any advertisement.

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PART 16.8 Exceeding Rent

The Tenant shall never sublease the Leased Premises or assign the Lease at a rent exceeding the Minimum Rent. Any Exceeding Rent shall be to the Landlord’s own benefit. “Exceeding Rent” means any amount by which the total amounts to be paid by an assignee or a subtenant following an assignment or a sublease, be it as rent or otherwise, exceeds the total Minimum Rent that the Tenant is to pay to the Landlord in accordance with the Lease. Provided the Tenant remits to the Landlord the documentation evidencing such expenses, the Tenant shall be entitled to deduct from the Exceeding Rent any expenses, allowances, brokerage fees, etc. arising with respect to such subletting or assignment. In calculating the amount to be substracted from Exceeding Rent for each period of monthly payment, the expenses will be depreciated without interest on a straight-line basis over the term of such sublease or assignment.

PART 16.9 Fee

If the sublease or the assignment is accepted by the Landlord, the Tenant shall pay to the Landlord for the related administrative expenses, a fee of $750.00 which shall be payable by certified cheque and shall be remitted at the time of signature of the agreement of sublease or of assignment.

PART 17.     SUBORDINATION AND ATTORNMENT

PART 17.1 Assignment by Landlord

In the event of the sale, lease or other transfer of the Building or any part of the Building by the Landlord, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, to the extent that the purchaser, tenant or assignee assumes the obligations of the Landlord hereunder, the Landlord shall, thereupon and without further agreement, be freed of all liability with respect to such obligations.

PART 17.2 Status Statement

Within ten (10) days following the Landlord’s written request thereof, the Tenant shall execute and deliver to the Landlord or to any other person designated by the Landlord a status statement setting out: (i) whether the Lease is in full force and effect, (ii) whether it has been modified or assigned, (iii) confirming the Rent and the state of accounts between the Landlord and Tenant, (iv) to the best of its knowledge, the existence of any defaults, and (v) any other reasonable information which is requested.

PART 17.3 Subordination

All of the Tenant’s rights under this Lease shall be subject and subordinate to the rights of any hypothecary creditor or other holder of any real charge against the Leased Premises or any other assignee of the Landlord’s rights under this Lease, and the Tenant shall attorn to any such hypothecary creditor or assignee as if such hypothecary creditor or assignee were the Landlord under this Lease, all of which constitutes an essential condition of this Lease. The Landlord undertakes to see that such subordination or attornment shall not have the effect of infringing the Tenant’s right to enjoyment of the Leased Premises under this Lease, for as long as the Tenant is not in default hereunder and shall do its best efforts to obtain from any such hypothecary creditor or other holder of any real charge who requests a subordinator, a non disturbance agreement pursuant to which such party, should it realize Its security and become the effective Landlord of the Tenant, shall provide peaceful enjoyment of the Leased Premises to the Tenant.

PART 17.4 Signature of Documents

The Tenant agrees to execute and sign any act or document deemed necessary or desirable by the Landlord in order to subordinate the Lease to any hypothec or other charge, at the Landlord’s expenses.

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PART 18.    DEFAULT AND RECOURSE

PART 18.1 DEFAULTS

The occurrence of any of the following events shall constitute a default by the Tenant:

(a)	if any item of Rent is not paid on its due date and after five (5) business days notice from the Landlord;

(b)	if the Tenant fails to perform any of its other obligations under the Lease and fails to cure the default within thirty (30) days after the Landlord gives the Tenant notice specifying the nature of the default.

PART 18.2 LANDLORD’S RECOURSES

If the Tenant defaults hereunder, in addition to its other rights and remedies available to it under this Lease or the laws, the Landlord is entitled to any one or more of the following recourses, the Tenant hereby accepting that all recourses pursuant to this Lease and the laws are cumulative and may be exercised separately or in combination:

(a)	enter the Leased Premises, if necessary, and proceed to cure the default, on forty-eight (48) hours prior written notice to the Tenant, except in case of emergency. The Tenant will reimburse the Landlord for the Landlord’s costs of so remedying or attempting to remedy. The Landlord will not be liable to the Tenant for any act or omission in so entering the Leased Premises unless such act or omission amounts to intentional misconduct or gross negligence.

(b)	terminate this Lease upon giving notice of such termination to the Tenant. The Tenant hereby accepts and consents that the Lease shall then by such notice terminate ipso facto without the necessity of any other “mlse en demeure” or legal process whatsoever and no payment or acceptance of Rent subsequent to such default shall give the Tenant the right to continue occupancy of the Leased Premises or in any way affect the rights of the Landlord herein. The Tenant shall thereupon within three (3) days quit and surrender the Leased Premises to the Landlord and the Landlord shall have the right to enter the Leased Premises and dispossess the Tenant and remove any persons or property thereupon without the necessity of any legal proceedings whatsoever.

PART 18.3 Accelerated Rent

In the event of an occurrence of an event of default, the current month’s rent plus the next ensuring six (6) month’s rent shall immediately become due and payable and, as indicated above, the Landlord may without prejudice to any other rights and recourses it may have, terminate the present Lease and take immediate possession of the Leased Premises and the Term of this Lease will forthwith become forfeited and determined and no payment or acceptance of rental subsequent to such termination will give the Tenant the right to continue occupancy of the Leased Premises or in any way affect the rights of the Landlord herein.

PART 18.4 Re-Letting

If the Landlord is entitled to re enter the Leased Premises under this Lease or if the Tenant gives possession of the Leased Premises to the Landlord or abandons them, the Landlord, in addition to its other rights and remedies, may enter the Leased Premises, as the Tenant’s agent, and re-let them and receive the minimum rent and additional rent (if applicable) from that re-letting, and, as the Tenant’s agent, take possession of any personal property in the Leased Premises, and sell it at public or private sale without notice to the Tenant, and apply the proceeds and any minimum

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rent or additional rent (if applicable) received from the re-letting on account of the Rent due or to become due, and the Tenant will be liable to the Landlord for any deficiency.

PART 18.5 Method and Waiver on Re-Entry

If the Lease is terminated pursuant to the provisions set forth in this Lease, then, in addition to its other rights and remedies, it may, by appropriate legal proceedings, expel any occupant claiming through or under the Tenant, remove any property in the Leased Premises, and force or change the locks, without being guilty of trespass.

PART 18.6 Bankruptcy or Insolvency

If the Tenant becomes bankrupt or insolvent or takes steps, or allows an order to be made, to end its corporate existence then, in any such case, the Landlord may (i) at its option, terminate this Lease by leaving notice of termination in the Leased Premises and/or, (ii) recover the full amount of Rent due together with accelerated rent for a minimum period of 3 months or any other longer period permitted by law and any other amount the Landlord has the right to recover under this Lease and by law.

PART 18.7 Cumulative Remedies

The Landlord may use any or all of the rights and remedies available to it under this Lease or at law if the Tenant defaults in observing or performing its obligations or if the Landlord is entitled to terminate the Lease. Those remedies will be cumulative and not alternative.

PART 18.8 Waiver and Condoning

Only written waivers of Tenant’s defaults will bind the Landlord. No condoning, excusing, or overlooking by the Landlord of any default by the Tenant will operate as a waiver of the Landlord’s rights or remedies on any subsequent default.

PART 18.9 Legal Fees

If the Landlord exercises any of its rights or remedies as a result of the Tenant’s default, the latter will pay the Landlord’s reasonable costs and out-of-pocket expenses of so exercising, including complete legal costs.

PART 19.    INFORMATION

PART 19.1 Information

The Tenant authorizes the Landlord to obtain information relevant or necessary to the execution of this Lease and, in particular, those relating to the Tenant’s solvency and to establish a file in respect of such information. For these purposes, the Tenant authorizes any financial institution, agent of personal information, contractors and suppliers, and any other person with such information to communicate such information to the Landlord during the Term of the Lease.

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PART 20.    NOTICE

PART 20.1 NOTICES

Any notice, request, or demand required or permitted to be given must be in writing and will be sufficiently given if personally served or mailed by prepaid registered post as follows:

(a) to the Landlord:

THE STANDARD LIFE ASSURANCE COMPANY OF CANADA

2045 Stanley Street

Suite 1200

Montreal, Quebec

H3A 2V4

Attention: Asset Manager

(b) to the Tenant

At the Leased Premises

Attention: General Manager

Any notice, request, or demand will be presumed, if mailed, to have been received 5 business days after the day on which it is mailed and, if delivered, upon receipt if before 5:00 p.m. (otherwise shall be deemed received the next business day), except that if, between the time of mailing and actual receipt, there is an actual or reasonably anticipated mail strike, slowdown, or labour dispute which might affect delivery, the notice will be effective only if actually delivered. Either the Landlord or Tenant will give notice to the other changing its address for service.

PART 21.    EXPIRATION OF LEASE

PART 21.1 Termination of Lease

The occupancy by the Tenant of the Leased Premises beyond the date contemplated in the present Lease shall not have the effect of extending the Term of the Lease nor of renewing the Lease for any period of time, notwithstanding any other provision of the law, and the Tenant shall be deemed to be occupying the Leased Premises against the wishes of the Landlord, who may exercise all recourses available in law to evict the Tenant and claim damages from the Tenant. The Landlord may, however, at its option, if the Tenant continues to occupy the Leased Premises, give the latter written notice at any time that the Tenant may continue to occupy the Leased Premises from month to month, in consideration of a Minimum Rent equal to (i) fifty percent (50%) more than the rent stipulated in Part 4 or (ii) an amount agreed to by both parties within 10 days of the Landlord notice falling which the Minimum Rent shall be the one stipulated in (i) above, payable in advance in monthly instalments, subject to the same conditions as those in the present Lease.

PART 21.2 Notice of Termination

Notwithstanding the foregoing, the Tenant shall give the Landlord, at least six (6) months prior to the date of expiration of the Term of this Lease, a notice in writing of its intention to vacate the Leased Premises, failing which the Landlord shall have the option to give the Tenant, at least ninety (90) days before the date of expiration of the Term of the Lease, a written notice to the effect the tenancy of the Tenant shall be from month to month only, and shall be subject to all the terms, covenants, obligations and agreements of this Lease, except as to duration, any renewal thereof, and the amount of Minimum Rent payable pursuant to Part 4.1.3 of this Lease shall be increased by fifty percent (50%)

PART 21.3 Heating and Air-Conditioning Units

The Tenant covenants and agrees that sixty (60) days prior to the date of expiration of the Term of this Lease it will provide Landlord with a certificate from heating and air-conditioning contractor designated by the Landlord that the heating and air-conditioning units contained in the Leased Premises are in good working order, reasonable wear and tear excepted. In the event such certificate is not provided, the Landlord will obtain its own report and the Tenant will pay for any repairs necessary to put the heating and air-conditioning units in good working order in accordance with this report.

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PART 22.    UNAVOIDABLE DELAY

PART 22.1 Unavoidable Delay

Except for the payment of an amount of money, each time that the Lease provides for the performance of an obligation, the obligation shall be performed subject to any delay caused by an act of God, superior force, strike, lockout, labour conflict, inability to procure materials, restrictive government restrictions or orders, bankruptcy of a contractor or any other condition of a like nature or not (except for the financial situation of either one of the parties), which is reasonably beyond the control of the Landlord or the Tenant, as the case may be (an “Unavoidable Delay”). The Tenant and the Landlord shall be deemed not to be in default in the performance of any obligation under this Lease if they are prevented from so doing by Unavoidable Delay, and any period of time for the performance of such obligation shall be extended accordingly. The Tenant and the Landlord shall notify each other respectively without delay at the outset of the cause, the duration and the effect, to their knowledge, of any Unavoidable Delay.

PART 23.    MODIFICATION OF LEASE AND PERFORMANCE BY THIRD PARTY

PART 23.1 Modification of Lease

Any alteration, waiver or modification of the terms and conditions of the Lease shall be valid only if expressly provided in writing, subject to the Landlord’s right to establish rules and regulations for the orderly operation of the Leased Premises.

PART 23.2 Performance by Third Party

The Tenant, including any person claiming to be a subtenant or assignee of the Tenant, agrees that the payment of Minimum Rent or the performance of any obligation by any person other than the Tenant shall not constitute an acknowledgement of rights other than those expressly granted hereunder or a waiver of any of the Landlord’s rights and recourses.

The Landlord may at any time accept the Minimum Rent from the Tenant or from any physical person or moral person occupying the Leased Premises, without in any way waiving any of the Landlord’s rights and recourses under this Lease.

PART 24.    MISCELLANEOUS

PART 24.1 Successors and Assignees

This Lease shall bind the successors and assignees of the Landlord and those of the Tenant.

PART 24.2 No Partnership

The parties to this Lease expressly declare that no provision of this Lease and no act on their part shall be intended or shall be interpreted as establishing between them a relationship other than that of Landlord and Tenant.

PART 24.3 Cancellation of Previous Agreements

This Lease contains all of the mutual commitments and obligations of the parties with respect to the leasing of the Leased Premises, and cancels, for all legal purposes, any previous representations, negotiations or agreements of any nature whatsoever.

PART 24.4 Liability

If two or more persons, corporations, partnerships, or other business associations execute this Lease as Tenant or as Guarantor, as the case may be, the liability of each to observe or perform the Tenant’s obligations will be deemed to be joint and solidary without the benefit of discussion

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and division. If the Tenant or Guarantor, as the case may be, named in this Lease is a partnership or other business association, the members of which by law are subject to personal liability, the liability of each such member will be deemed to be joint and solidary without the benefit of discussion and division. The Tenant will cause the Tenant’s employees, invitees, licensees, and other persons over whom the Tenant may reasonably be expected to exercise control to comply with the Tenant’s obligations under this Lease, and any failure to so comply will be deemed to be a default by the Tenant. The Tenant will be liable to the Landlord for the negligent or wilful acts or omissions of any such employees, invitees, licensees, or other persons over whom the Tenant may reasonably be expected to exercise control.

PART 24.5 Publication

The Tenant shall, at its cost, have the right to register the Lease by notice, the whole in conformity with article 2999.1 of the Civil Code of Quebec. Such notice shall not contain any mention of the Rent or other financial conditions contained in the Lease and shall be submitted to the Landlord for approval, which approval shall not be unreasonably withheld or delayed. At the end of the Term, the Tenant shall cancel at its expense the registration of such notice. In the event the Tenant fails to cancel the said registration, the Tenant hereby expressly and irrevocably appoints the Landlord as attorney for the Tenant with full power and authority to cancel such notice and to execute and deliver in the name of the Tenant any instruments or certificates required for such purpose. The Tenant hereby undertakes to forthwith sign and deliver to the Landlord any further power of attorney or document which the Landlord may request to confirm the foregoing.

PART 24.6 Brokerage Commission

The Landlord is responsible for any fees/commissions owing to its agents/brokers. The Tenant is responsible for any fees/commissions owing to its agents/brokers.

PART 24.7 Governing Laws

This Lease shall be interpreted in accordance with the laws of the province of Quebec and the laws of Canada applicable therein.

PART 24.8 Metric Conversions

The parties to this Lease agree to the following metric conversion factors:

1 meter	= 3.2808 feet
1 square, meter	=10.7639 square feet
1 foot	= 0.3048 meters
1 square foot	= 0.0929 square meters

PART 24.9 Headings and Numbers

The headings, captions, article numbers, part numbers, section numbers, subsection numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope of intent of the parties to this Lease nor in any way affect this Lease.

PART 24.10 Interpretation

The words “hereinabove”, “herein”, “above-mentioned”, “hereunder” and similar expressions used in any part, article, section or subsection of this Lease refer to the whole of the Lease and not to that part, article, section or subsection only, unless otherwise stipulated. Where required by the context hereof, the singular shall include the plural and the neuter gender the masculine and feminine.

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PART 25.    SPECIAL PROVISIONS

PART 25.1 Schedules

The Tenant and the Landlord agree that Schedule “A” attached hereto forms an integral part of this Lease as if it was contained in this Lease.

PART 25.2 English Language

The Parties specifically declare that they have requested that the present Lease and all writings relating thereto to be drawn up in the English language. Les Parties declarant qu’alles ont demandé que le présent Bail et toute correspondance ’sy relatant soient rediges en anglais.

IN WITNESS WHEREOF the Tenant acknowledges that, notwithstanding that the Lease was drawn up and submitted by the Landlord, the Tenant has negotiated the Lease, that it understands all of its provisions and that it was given adequate explanations as to the nature and extent of the Lease. The Tenant has signed these presents in                      this                      day of                      2005.

STOCKERYALE CANADA INC.
(Tenant)

	/s/ MARIANNE MOLLEUR	/s/ MARIA RICCIO
Per:	Marianne Molleur	Maria Riccio Witness

IN WTTNESS WHEREOF the Landlord has signed these presents in Montreal, this Twentyth day of December 2005.

THE STANDARD LIFE ASSURANCE COMPANY OF CANADA
(Landlord)

/s/ PETER CUTHBERT
Per:	Peter Cuthbert	Witness

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SCHEDULE “A” - ADDITIONAL PROVISIONS

1.	Security Deposit and Pre-Paid Rental

The Landlord requires and the Tenant undertakes to remit to the Landlord at the latest upon execution of this Lease an amount of five hundred two thousand nine hundred fifteen dollars and twenty-three cents ($502,915.23) by certified cheque (the “Security Deposit and Pre-Paid Rental”). The Security Deposit and Pre-Paid Rental equates to twelve (12) months of Rental, nine (9) months of which are applied to Pre-Paid Rental and three (3) months of which are to be applied to the Security Deposit. The Landlord shall retain the last three (3) months of Rent payable as a “Security Deposit” which security for due performance by the Tenant of all the terms, obligations and covenants of this Lease.

If the Tenant is in default under the Lease, for which the delay to cure has expired as the case may be, during the Term, the Landlord may at its option and without notice to the Tenant, appropriate and apply all of the Security Deposit or so much thereof as may be necessary to cure such default without prejudice to the Landlord’s other rights and recourses against the Tenant.

In such case, the Tenant shall, within ten (10) business days following the Landlord’s written request to this effect, pay to the Landlord an amount sufficient to restore the Security Deposit to the original amount then held by the Landlord failing which, the Tenant shall be deemed in default under the Lease. The Landlord’s right towards the Security Deposit shall survive the termination of the Lease associated to the declaration of bankruptcy by the Tenant.

Notwithstanding the foregoing, provided that the Tenant is not in default under the Lease for which the delay to cure has expired, the Pre-Paid Rental shall be applied against the payment of the Rent (including applicable taxes) during the Term, as follows:

•	October and November 2006;

•	October and November 2007;

•	October and November 2008;

•	October and November 2009;

•	November 2010; and the Security Deposit shall be applied against the payment of Rent during the months of:

•	September, October and November 2015.

Should the Rental be renegociated or should the taxes changes during the Term, the Security Deposit and the Pre Paid Rental shall be adjusted accordingly.

The Landlord may transfer the Security Deposit and Pre-Paid Rental to any assignee of the rights or interests of the Landlord in the Lease or in the Leased Premises provided such party effectively becomes the Landlord, and thereupon the Landlord shall be freed and discharged from any further liability in connection with the Security Deposit and Pre-Paid Rental.

The Security Deposit and Pre-Paid Rental is an essential condition to the Landlord without which the Landlord would not have signed this Lease.

INITIALS
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2.	Option to Renew

Provided the Tenant is not and has not been in recurring default under the terms of this Lease, the Tenant shall have the option to renew the Term of the Lease for an additional period of five (5), at the same terms and conditions stipulated herein, except for:

i) the Minimum Rent which shall be determined at the time of renewal by the Landlord based on the then prevailing market rates but in no event shall the Minimum Rent be lower than the last Minimum Rent paid by the Tenant for the last year of the Term; and

ii) the present option to renew the Term shall not form a part hereof during the term as extended in virtue of the present paragraph and that there shall be no other kind of inducement with regards to this option to renew.

The Tenant must notify the Landlord in writing of its intention to exercise this option which written notice must be received by the Landlord six (6) months prior to the expiry date of the Term, failing which the present option shall be null and void for all legal purposes.

The parties shall have a period of sixty (60) days following Landlord’s receipt of Tenant’s notice (the “Delay”), in which to negotiate the Minimum Rent applicable to the renewal term, failing which said Minimum Rent shall be established by arbitration in accordance with the provisions of the Civil Code and Code of Civil Procedure of the Province of Quebec. If either the Landlord or the Tenant did not notify the other party of its intend to submit the determination of the Basic Rent to arbitration within ten (10) business days following the expiry of the Delay, the present option to renew shall be null and void for all legal purposes.

3.	Offer to Purchase

During the Term and any renewal term if the Landlord wishes to bring the Building on market to sell it, Landlord will notify the Tenant of such intent. The Tenant may present an unsolicited offer to purchase the Building within ten (10) days of its receipt of the Landlord’s notice that the Landlord will seriously consider without any obligation on its part it is understood and agreed that the Landlord’s sole obligation on under this article is to notify the Tenant.

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